Exhibit 99.1

Meridian Corporation Provides Details to 10-Q Extension Filing

Malvern, PA., May 17, 2019 — Meridian Corporation (“Meridian”), (NASDAQ: MRBK), the parent company for Meridian Bank (the “Bank”), today announced that it has filed a notice of late filing with respect to its Form 10-Q for the quarter ended March 31, 2019,  as it needs additional time to evaluate whether there is a need to make certain accounting adjustments related to licensing of mortgage lending in Maryland by the mortgage division of the Bank.  This licensing matter relates to approximately 400 loans over the past eight years.  Of the 400 loans, 300 appear to remain outstanding.

“We delayed filing our first quarter 2019 financial results when we determined that our mortgage operations were not fully compliant with Maryland licensing law” said Christopher J. Annas, President and CEO.  “Of our over $5 billion in mortgage loans originated over the past eight years, approximately $98 million were mortgage loans made to Maryland residents.  We have adjusted our lending process to not originate mortgage loans in Maryland until appropriate licenses have been obtained.  In addition, our first quarter financials will include a $12,000 fine paid to the state, and the reimbursement to consumers of approximately $475,000 in interest and fees which are reflected in current and prior periods.”

As a result of this matter, Meridian requires additional time to finalize the consolidated financial statements and related disclosures for the quarter ended March 31, 2019, and is working to complete the preparation of its consolidated financial statements for the quarter, as soon as practicable.

About Meridian Corporation

Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey and Delaware with a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also has a broad menu of high-yield depository products supported by robust online and mobile access. Learn more at www.meridianbanker.com. Equal Housing Lender. Member FDIC.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements.   Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission. For periods prior to the completion of the holding company reorganization, refer to Meridian Bank’s filings with the FDIC, including Meridian Bank’s annual report on Form 10-K for the year ended December 31, 2017, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.